UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2018

B. Riley Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37503	27-0223495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 884-3737
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events that Accelerate a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As previously disclosed, on June 17, 2018, B. Riley Financial, Inc. (the “Company” or “B. Riley”) entered into certain agreements pursuant to which B. Riley has, among other things, agreed to provide certain debt and equity funding and other support in connection with the acquisition (the “Acquisition”) by Vintage Rodeo Parent, LLC, a Delaware limited liability company (the “Vintage Parent”), of Rent-A-Center, Inc., a Delaware company (“Rent-A-Center”), contemplated by that certain Agreement and Plan of Merger, dated as of June 17, 2018, by and among Vintage Parent, Vintage Rodeo Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Vintage Parent (the “Merger Sub” or the “Borrower”), and Rent-A-Center (the “Merger Agreement”).

In connection therewith, B. Riley and Vintage RTO, L.P., an affiliate of Vintage Parent (“Vintage Merger Guarantor”), entered into a Limited Guarantee dated as of June 17, 2018 (the “Limited Guarantee”), in favor of Rent-A-Center, pursuant to which B. Riley and Vintage Merger Guarantor (together, the “Merger Guarantors”) agreed to guarantee, jointly and severally, to Rent-A-Center the due and punctual payment, performance and discharge when required by Vintage Parent or the Merger Sub to Rent-A-Center of all of the liabilities and obligations of Vintage Parent or Merger Sub under the Merger Agreement when required to be paid by Vintage Parent or Merger Sub pursuant to and in accordance with the Merger Agreement (the “Guaranteed Obligations”), including without limitation, (i) termination fees in the amount of $126,500,000 due to Rent-A-Center if the Merger Agreement is properly terminated in accordance with certain provisions of the Merger Agreement (the “Termination Fee”); and (ii) all of the liabilities of Vintage Parent or the Merger Sub pursuant to the Merger Agreement (including reimbursement and indemnification obligations) when required to be paid by Vintage Parent or Merger Sub pursuant to the Merger Agreement (collectively, the “Guarantee Obligations”), provided, that in no event shall the aggregate liability of the Guarantors under the Limited Guarantee exceed $128,500,000.

In connection with the execution of the Limited Guarantee, the Company entered into a Mutual Indemnity/Contribution Agreement, dated as of June 17, 2018 (the “Mutual Indemnity Agreement”), with the Vintage Merger Guarantor and Samjor Family, LP (collectively, the “Vintage Indemnity Parties”). Under the Mutual Indemnity Agreement, among other things, the Vintage Guarantors agreed, jointly and severally, to indemnify and hold harmless B. Riley and its affiliates from damages and liabilities arising out of all Guarantee Obligations, other than those arising out of Guarantee Obligations caused by a default by B. Riley or its affiliates under their debt or equity commitments in support of the transactions contemplated by the Merger Agreement.

On December 18, 2018, Rent-A-Center purported to terminate the Merger Agreement by providing notice of such termination to Vintage Parent, and notified Vintage Parent of its obligation under the terms of the Merger Agreement to pay Rent-A-Center the Termination Fee within three business days.

On December 18, 2018, Vintage Capital Management, LLC, an affiliate of Vintage Parent (“Vintage Capital”), delivered a letter to Rent-A-Center and issued a press release, both of which are filed as exhibits to the Schedule 13D/A filed by Vintage Capital on the same date, stating that Rent-A-Center’s purported termination of the Merger Agreement is invalid, that it believes the Merger Agreement remains in effect and that Rent-A-Center’s actions constitute a further material breach of the Merger Agreement, and that it intends to pursue all available remedies against Rent-A-Center. Consistent with its position that the purported termination of the Merger Agreement was invalid, Vintage Parent does not believe that the Termination Fee is due and has not paid the Termination Fee.

On December 21, 2018, Vintage Capital filed a complaint in the Court of Chancery of the State of Delaware (the “Court”) challenging Rent-A-Center’s purported termination of the Merger Agreement and demand for payment of the Termination Fee. The relief sought by Vintage Capital includes declaratory judgements, among other things, that the Merger Agreement has not been terminated and remains in full force and effect, that Rent-A-Center has breached its obligations under the Merger Agreement and is not excused from failing to comply with its obligations thereunder and that the Termination Fee is an unenforceable penalty. The complaint further seeks orders to require Rent-A-Center to perform its obligations under the Merger Agreement and an award of costs and reasonable attorneys’ fees and such other further relief as the Court finds appropriate.

On December 28, 2018, Rent-A-Center provided each of B. Riley and the Vintage Merger Guarantors with a written request under the Limited Guarantee (a “Performance Demand”), to promptly, and in any event within ten (10) Business Days, pay to Rent-A-Center the Guaranteed Obligations (including the Termination Fee) in full. B. Riley supports the position of Vintage Capital that Rent-A-Center’s purported termination of the Merger Agreement is invalid and that the payment of the Termination Fee is not required.

On December 30, 2018, B. Riley filed a motion in the Court to intervene in the above referenced case filed by Vintage Capital pursuant to which B. Riley is seeking declaratory judgments, among other things, that the parties agreed to extend the End Date under the Merger Agreement and that Rent-A-Center is estopped from terminating the Merger Agreement, that Rent-A-Center has breached the Merger Agreement and its obligations of good faith and fair dealing in connection with consummating the Merger, and that the Termination Fee is an unenforceable penalty. B. Riley is also seeking an award of costs and reasonable attorneys’ fees and such other further relief as the Court finds equitable and appropriate.

At a hearing held on December 31, 2018, the Court stated that it would grant a temporary restraining order to preserve the status quo, which order would prohibit Rent-A-Center from engaging in certain transactions pending an expedited trial on the merits. The Court asked for the parties to cooperate and submit proposals for a formal order to such effect. The Court further indicated that a trial date is to be scheduled in February 2019. On January 3, 2019, the Court granted B. Riley’s motion to intervene in the Vintage Capital case. B. Riley intends to vigorously defend its positions and to pursue all available remedies against Rent-A-Center. Due to the inherent uncertainties of litigation, there can be no assurance as to the outcome of this litigation.

B. Riley believes that, should any Guaranteed Obligations become due and payable by it arising out of or in connection with the purported December 18, 2018 termination of the Merger Agreement by Rent-A-Center, B. Riley would be entitled to full indemnification by the Vintage Indemnity Parties under the Mutual Indemnification Agreement. However, there can be no assurance that the Vintage Indemnity Parties would not contest such obligation, and even if not contested, that the Vintage Indemnity Parties would have sufficient funds to satisfy any or all of its obligations under such Mutual Indemnity Agreement. Due to the uncertainty of the outcome of this litigation, the Company cannot currently reasonably predict the timing or outcome, or estimate the amount of loss, if any, or its’ effect, if any, on our financial statements.

Forward Looking Statement Disclaimer.

This Report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements express the Company’s current expectations or forecasts of possible future results or events. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “estimate,” “expect,” “believe,” “will likely result,” “should,” “outlook,” “plan,” “project” and other words and expressions of similar meaning. Such forward looking statements include but are not limited to statements regarding the validity of Rent-A-Center's purported termination of the Merger Agreement, and any implication concerning the outcome of any dispute that may arise by or among B. Riley, Rent-A-Center, Vintage Parent, the Vintage Indemnity Parties or any other person in connection therewith. Due to the inherent uncertainties of litigation, we may not prevail in any action that may arise out of this dispute. Moreover, both the costs of defending lawsuits and any settlements or judgments against us could adversely affect our results of operations and cash flows. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. In addition to the information in this report, you should carefully consider the risk factors and risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other periodic reports filed with the SEC. The information set forth in this report is current as of the date hereof, and, except as may otherwise be required by law, the Company undertakes no duty to update this information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

B. RILEY FINANCIAL, INC.

Date: January 4, 2019	By:	/s/ Phillip Ahn
	Name:	Phillip Ahn
	Title:	Chief Financial Officer and Chief Operating Officer